Exhibit 5.1

71 South Wacker Drive Chicago, Illinois 60606-4637
Main Tel (312) 782-0600 Main Fax (312) 701-7711 www.mayerbrownrowe.com

July 31, 2006

Bond Securitization, L.L.C.
1 Chase Tower
Chicago, Illinois 60670

Re:	Bond Securitization, L.L.C. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Bond Securitization, L.L.C., a Delaware limited liability company (the ‘‘Company’’), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the ‘‘Registration Statement’’), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Companies of Asset Backed Notes and Asset Backed Certificates (the ‘‘Securities’’). As described in the Registration Statement, the Securities will be issued from time to time in series, with each series being issued by a statutory trust or a common law trust (each, an ‘‘Issuing Entity’’) to be formed by Bond Securitization, L.L.C. pursuant to a trust agreement between the Company and a trustee. For each series, the Securities will be issued pursuant either to an indenture (each, an ‘‘Indenture’’) between the related Issuing Entity and an indenture trustee or a Trust Agreement (each, a ‘‘Trust Agreement’’), between the Company and a trustee.

In that connection, we are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Securities and have examined copies of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement and, in each case as filed as an exhibit to the Registration Statement, the forms of Underwriting Agreement, the forms of Indenture (including the form of Notes included as exhibits thereto) the forms of Trust Agreement, the forms of Receivables Purchase Agreement and the forms of Sale and Servicing Agreement (collectively, the ‘‘Operative Documents’’). Terms used herein without definition have the meanings given to such terms in the Registration Statement.

Based on and subject to the foregoing and assuming that the Operative Documents with respect to each series are executed and delivered in substantially the form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that, with respect to the Securities of any series, when: a) the Registration Statement becomes effective pursuant to the Securities Act of 1933, as amended (the ‘‘Act’’), (b) the amount, price, interest rate and other principal terms of such Securities have been fixed by or pursuant to authorization of the Board of Directors of the Company, (c) the Operative Documents relating to such series have each been duly completed, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement reflecting the terms established as described above, (d) if applicable, the Certificate of Trust for the Issuing Entity has been duly executed by the owner trustee and timely filed with the Secretary of State of Delaware, (e) if applicable, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (f) such Securities have been duly executed and issued by the applicable Issuing Entity and authenticated by the applicable trustee and (g) payment of the agreed consideration for such Securities shall have been received by the Issuing Entity, all in accordance with the terms and conditions of the applicable Operative Documents and in the manner described in the Registration Statement, such Securities will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the related Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the laws of the State of Delaware governing the formation of an Issuing Entity. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement and to the use of our name therein without admitting we are ‘‘experts’’ within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Very truly yours,

/s/ Mayer, Brown, Rowe & Maw LLP MAYER, BROWN, ROWE & MAW LLP